UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2026

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc.	Delaware	81-3881866
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702) 876-7237

001-7850	Southwest Gas Corporation	California	88-0085720
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702) 876-7237

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc.:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange

Southwest Gas Corporation :
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Karen S. Haller as President, Chief Executive Officer and Director
On February 19, 2026, Karen S. Haller, President, Chief Executive Officer and Director of Southwest Gas Holdings, Inc. (the “Company”) and Chief Executive Officer and Director of Southwest Gas Corporation (“Southwest Gas” and, together with the Company, the “Companies”) notified the board of directors of the Company (the “Board”) and the board of directors of Southwest Gas (the “Southwest Gas Board”) of her intention to resign as President, Chief Executive Officer of the Company and Chief Executive Officer of Southwest Gas, effective May 8, 2026 (the “Effective Date”), and as a director of the Companies, effective as of the conclusion of the Company’s 2026 annual meeting of stockholders on May 7, 2026. To support a smooth transition, Ms. Haller will serve as an employee and advisor to the Company following her resignation and is expected to stay in that role through December 31, 2026. Ms. Haller will receive a monthly salary of $95,000, and her existing equity and cash incentive awards will continue to vest while she serves as an advisor.
Ms. Haller’s decision to resign was not the result of any disagreements with the Companies on any matter relating to the Companies’ operations, policies or practices.
Appointment of Justin Lee Brown as President, Chief Executive Officer and Nomination of Director
On February 19, 2026, following the receipt of Ms. Haller’s notice, the Board appointed Justin Lee Brown to serve as President and Chief Executive Officer of the Company, effective as of the Effective Date. Mr. Brown will also serve as Chief Executive Officer of Southwest Gas as of the Effective Date, and continue to serve as President of Southwest Gas. In connection with his appointment, the Board nominated Mr. Brown for election to the Board at the Company’s 2026 annual meeting of stockholders, and Mr. Brown will be appointed to the Southwest Gas Board on the day of the Company’s annual meeting of stockholders.
On February 19, 2026, the Compensation Committee of the Board approved the following compensation terms for Mr. Brown, effective as of the Effective Date: (i) an annual base salary of $900,000, (ii) an annual target cash incentive opportunity equal to 110% of his base salary and (iii) in addition to his 2026 long-term equity incentive awards, a one-time
performance stock unit (“PSU”) award with a target value equal to $3.1 million. Mr. Brown will also have a target long-term equity incentive opportunity equal to 330% of his base salary beginning in 2027. Mr. Brown’s compensation arrangements remain otherwise unchanged from those previously disclosed.
In connection with Mr. Brown’s appointment, Mr. Brown and the Companies will amend the existing Change in Control Agreement using the same form provided to the other executive officers of the Companies but providing benefits consistent with his new position. Additionally, Mr. Brown and the Company will enter into the Company’s standard form of indemnification agreement used with other officers of the Company.
The biography for Mr. Brown is contained in the Company’s 2025 definitive proxy statement, filed with the U.S. Securities and Exchange Commission on March 17, 2025. No family relationships exist between Mr. Brown and any of the Companies’ directors or executive officers or any person nominated or chosen by the Companies to become a director or executive officer. There are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was selected as an officer and director, nor are there any transactions to which the Companies are or were a participant and in which Mr. Brown has or had a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation
S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

February 25, 2026	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary

SOUTHWEST GAS CORPORATION

February 25, 2026	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary